SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                                -------------

                                  PRAB, INC.
            (Exact name of registrant as specified in its charter)

                 MICHIGAN                                 38-1654849
    (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                   Identification No.)

        5944 E. KILGORE ROAD, P.O. BOX 2121, KALAMAZOO, MICHIGAN 49003 (Address, including zip code of registrant's principal executive offices)


                              PRAB ROBOTS, INC.
                       1985 INCENTIVE STOCK OPTION PLAN
                           (Full title of the plan)

                                GARY A. HERDER
                                  President
                                  Prab, Inc.
                             5944 E. Kilgore Road
                                P.O. Box 2121
                   Kalamazoo, Michigan 49003 (616) 382-8200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                -------------

                                   Copy to:
                              JOHN R. COOK, ESQ.
                 Miller, Canfield, Paddock and Stone, P.L.C.
                           444 West Michigan Avenue
                          Kalamazoo, Michigan 49007
                                (616) 381-7030

                                      CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
                                                                          Proposed maximum
   Title of each class of      Amount to be   Proposed maximum offering  aggregate offering     Amount of (1)
securities to be registered     registered        price per share (1)         price (1)       registration fee
       Common Stock,          50,000 shares        $1.935                     $96,750.00         $100.00
      $.10 par value

--------------------------------------------------------------------------------------------------------------
         (1) Pursuant to Rule 457(h)(1) under the Securities Act, the offering price is based upon the average of the bid and asked price of the Common Stock as reported on the NASDAQ "over the counter bulletin board" on May 19, 1995, subject to the minimum $100 fee requirement.

                                   PART II

                   INFORMATION REQUIRED IN THE REGISTRATION
                                  STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed in (a), (b) and (c) below are incorporated in this Registration Statement by reference. All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

                  (a) The registrant's Annual Report on Form 10-KSB for its fiscal year ended October 31, 1994;

                  (b) The registrant's Quarterly Report on Form 10-QSB for the quarterly period ended January 31, 1995;

                  (c) The description of the registrant's common stock, $.10 par value (the "Common Stock"), included in the registrant's Form 8-A Registration Statement dated February 19, 1982 (No. 0-10187), as amended by the registrant's Form 8-A/A (Amendment No. 1) dated May 25, 1995.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the Common Stock being registered hereunder is being passed upon for the Company by Miller, Canfield, Paddock and Stone, P.L.C., Kalamazoo, Michigan. Eric V. Brown, Sr., a director of the Company, is "of counsel" to Miller, Canfield, Paddock and Stone, P.L.C.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Michigan Business Corporation Act, as amended (the "MBCA") and
Article VIII of the registrant's Articles of Incorporation provide, under certain circumstances, for indemnification by the registrant of the registrant's directors and officers against liabilities and related expenses incurred by them in such capacities.

         Insurance is maintained on a regular basis (and not specifically in connection with this offering) against liabilities arising on the part of directors and officers out of their performance in such capacities or arising on the part of the registrant out of the foregoing indemnification provisions, subject to certain exclusions and to the policy limits.

         Section 209(c) of the MBCA provides that the Articles of Incorporation of a Michigan business corporation may contain a provision providing that a director of the corporation is not personally liable to the corporation or its shareholders for monetary damages for a breach of the director's fiduciary duty, except that such a provision may not eliminate or limit the liability of a director for (i) any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (iii) a violation of Section 551(1) of the MBCA (relating to unauthorized dividends or distributions to shareholders and unauthorized loans); or (iv) any transaction from which the director derived an improper personal benefit. At the 1988 Annual Meeting of registrant's shareholders, the shareholders approved an amendment to registrant's Articles of Incorporation to include such a provision, as well as the above-referenced provisions of Article VIII.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.



ITEM 8.  EXHIBITS.

         The following exhibits are furnished with this Registration
Statement:

Exhibit No.                         Description
-----------                         -----------

(4) Prab Robots, Inc. 1985 Incentive Stock Option Plan (filed as Exhibit A to registrant's proxy statement dated March 25, 1985, and incorporated herein by reference)

(5)           Opinion and consent of Miller, Canfield, Paddock and Stone,
              P.L.C.*

(15)          (not applicable)

(23)(a) Consent of Miller, Canfield, Paddock and Stone, P.L.C. (contained in Exhibit (5))

(23)(b)       Consent of Plante & Moran, LLP*

(24)          Powers of attorney (contained in the signature pages hereto)

(28)          (not applicable)

(99)          (not applicable)

*Filed herewith

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                             (i) Include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                            (ii) Reflect in the prospectus any facts or events
                  which, individually or together, represent a fundamental change in the information in this registration statement;

                           (iii) Include any additional or changed material
                  information on the plan of distribution;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement.

                  (2) For determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

                  (3) To file a post-effective amendment to remove from registration any of the securities registered hereunder that remain unsold at the end of the offering.

                                  SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kalamazoo, State of Michigan, on May 25, 1995.

                                            PRAB, INC.



                                            By /s/ John J. Wallace
                                               ---------------------
                                               John J. Wallace
                                               Chairman of the Board


         Each of the undersigned, in his capacity as a director or officer, or both, as the case may be, of the registrant, does hereby appoint John J. Wallace and Gary A. Herder and each of them severally, his true and lawful attorney to execute in his name, place and stead, in his capacity as a director or officer, or both, as the case may be, of the registrant, any and all amendments to this Registration Statement and post-effective amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully, and for all intents and purposes, as each of the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys and each of them.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


        Signatures                          Title                    Date
        ----------                          -----                    ----

/s/ John J. Wallace                    Chairman of the           May 1, 1995
-----------------------------          Board and Director
John J. Wallace

/s/ Gary A. Herder                     President, Principal      May 1, 1995
-----------------------------          Executive Officer,
Gary A. Herder                         Principal Financial
                                       Officer, and Director

/s/ Eric V. Brown, Sr.                 Secretary and Director    May 22, 1995
-----------------------------
Eric V. Brown, Sr.

/s/ Robert J. Hamman                   Director                  May 7, 1995
-----------------------------
Robert J. Hamman

/s/ James H. Haas                      Director                  May 3, 1995
-----------------------------
James H. Haas

/s/ Robert J. Skandalaris              Director                  May 2, 1995
-----------------------------
Robert J. Skandalaris

/s/ Robert W. Klinge                   Controller (Principal     May 1, 1995
-----------------------------          Accountant)
Robert W. Klinge

                                EXHIBIT INDEX



Exhibit No.                             Description
-----------                             -----------
                                 Exhibits Filed Herewith
                                 -----------------------

(5)       --      Opinion and consent of Miller, Canfield, Paddock and Stone,
                  P.L.C.

(23)(a)   --      Consent of Miller, Canfield, Paddock and Stone, P.L.C.
                  (contained in Exhibit (5))

(23)(b)   --      Consent of Plante & Moran, LLP

(24)      --      Powers of attorney (contained in the signature pages hereto)

                           Exhibits Incorporated by Reference
                           ----------------------------------

(4)       --      Prab Robots, Inc. 1985 Incentive Stock Option Plan (filed as
                  Exhibit A to registrant's proxy statement dated March 25,
                  1985)